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                                                                   EXHIBIT 10(N)

                                AMENDMENT TWO TO
                        RETIREMENT PLAN FOR EMPLOYEES OF
                 TEXAS SECURITY BANCSHARES, INC. AND AFFILIATES
               AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1989

          WHEREAS, effective as of January 1, 1989, the Retirement Plan for Employees of Texas Security Bancshares, Inc. and Affiliates was amended and restated in its entirety;

          WHEREAS, by the terms of Section 6.4 of the amended and restated plan (hereinafter referred to as the "Plan"), the Plan may be amended;

          WHEREAS, the Plan has been amended on the 21st day of June, 1994; and

          WHEREAS, it is deemed desirable to amend the Plan further in order to improve the pre-retirement death benefits;

          NOW, THEREFORE, the Plan is hereby amended effective as of September 1, 1994, with respect to employees in active service on or after such date, as follows:

1.  Section 2.3(G) of the Plan shall be amended to read as follows:

          "(G) Benefit Payable in the Event of Death of Disabled Participant Prior to Disability Retirement Income Commencement Date: In the event that a Participant dies after he has been determined to be totally and permanently disabled by the Committee and prior to his Disability Retirement Income Commencement Date, and prior to his recovery from his total and permanent disability if he has not attained his Normal Retirement Age as of the date of his death, his Beneficiary, will receive the death benefit, determined and payable in the manner described in Section 2.4(B) hereof, that would have been payable on behalf of the Participant under the provisions of Section 2.4(B) if:

          (1) he had remained in the service of the Employer until the date of his death, with no change in his last regular monthly rate of Compensation after becoming disabled, and based upon the Monthly Covered Compensation that applied to him at the date of termination of his service due to disability instead of at the date of his death; and

          (2) the provisions of the Plan as in effect on the date of termination of his service due to disability had continued without change to the date of his death.

Such death benefit will be payable on behalf of such Participant only if he would have reached his Initial Vesting Date on or prior to the date of his death if he had remained in the service of the Employer until the date of his death."

2.  Section 2.4(B) of the Plan shall be amended  to read as follows:

          "(B)  Benefit Payable in Event of Death While in Service:

          (1) If the service of a Participant is terminated by reason of his death on or after his Initial Vesting Date and prior to his Required Beginning Date, there shall be payable to the Participant's designated Beneficiary, the monthly retirement income, beginning on the first day of the month coincident with or next following the date of the Participant's death, that can be provided on an actuarially equivalent basis by an amount equal to:

               (a) if the Participant's service is terminated by reason of his death prior to his Normal Retirement Date, the single-sum value, determined as of the date of his death, of either (i) if the Participant had not both attained the age of 55 years and completed five years of Vesting Service as of the date of his death, the Accrued Deferred Monthly Retirement Income Commencing at Normal Retirement Date that the Participant has accrued to the date of his death or (ii) if the Participant had both attained the age of 55 years and completed five years of Vesting Service as of the date of his death, the monthly early retirement income that would have been payable on
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                    his behalf under Section 2.2 hereof if he had not died but had retired under the provisions of that section on the date of his death;

                    or

               (b) if the Participant's service is terminated by reason of his death on or after his Normal Retirement Date, the single-sum value, determined as of the date of his death, of the monthly retirement income that the Participant would have been entitled to receive under the provisions of Section 2.1(B) hereof if he had not died but had retired from the service of the Employer on the date of his death.

          (2) Except as provided in Section 2.4(B)(3) below and subject to the provisions of Section 2.4(B)(4) below, the monthly retirement income payments under this Section 2.4(B) shall be payable for the life of the Beneficiary designated or selected under Section 5.2 hereof to receive such benefit, and in the event of the death of such Beneficiary, within a period of 10 years after the Participant's death, the same monthly amount shall be payable for the remainder of such 10-year period in the manner and subject to the provisions of
Section 5.3 hereof.

          (3) A Participant may elect, or, in the event that a specific election has not been made by the Participant and filed with the Committee prior to his death, his designated Beneficiary (or in the case of the benefit payable under Section 2.4(A)(3) hereof, his surviving spouse), may elect, in writing filed with the Committee, that, in lieu of payment of the benefit provided under this
Section 2.4(B) (or, if applicable, under Section 2.3(G) or 2.4(A)(3) hereof) in the manner described above, such benefit will be paid on an actuarially equivalent basis to the such designated Beneficiary (or said surviving spouse in the case of the benefit payable under Section 2.4(A)(13) hereof, commencing on the first day of any month that is on or after the date of the Participant's death and is on or prior to the Participant's Required Beginning Date and is payable in accordance with one of the options described below:

          Option A: A monthly retirement income in equal amounts that is payable to the designated Beneficiary (or, if applicable, the surviving spouse) for his lifetime.

          Option B: A retirement income in equal amounts that is payable for a 10-year certain period. In the event of the death of the designated Beneficiary (or, if applicable, the surviving spouse), prior to the expiration of such 10-year certain period, the same amount shall be payable for the remainder of the 10-year certain period in the manner and subject to the provisions of Section 5.3 hereof.

          Option C: A combination of Option A and Option B.

Provided, however, that payment of any such benefit shall be subject to the provisions of Section 2.4(B)(4) below.

          (4) Except to the extent otherwise permissible under Section 401(a)(9) of the Internal Revenue Code and regulations issued pursuant thereto, the benefit payable under this Section 2.4(B) (or, if applicable, under Section 2.3(G) or 2.4(A)(3) hereof) on behalf of any Participant must be payable in a manner that satisfies the restrictions of Section 401(a)(9) of the Internal Revenue Code and rulings and regulations issued with respect thereto and must:

               (a) commence not later than the Participant's Required Beginning Date; provided, however, if distribution is not being made to a surviving spouse, distribution must commence not later than one year after the date of the Participant's death or, if distribution is being made to

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                    a surviving spouse and such surviving spouse dies prior to the commencement of benefit payments, distribution must commence not later than one year after the date of such surviving spouse's death;

                    and

               (b) be distributed to the Participant's designated Beneficiary (or, if applicable, his surviving spouse) over one or a combination of the following periods:

                     (i)  the life of such person;

                         or

                    (ii) a period certain not extending beyond the life
                         expectancy of such person;

provided, however, if the Participant has no designated Beneficiary or if the designated Beneficiary is not a living person, such benefit must be distributed in its entirety not later than the fifth anniversary of (i) the date of the Participant's death or (ii) the death of the Participant's spouse, whichever death is the later to occur. Any amount payable to a child of the Participant shall be treated for the purposes of this Section 2.4(B)(4) as if it had been payable to the surviving spouse of the Participant if such amount that is payable to the child will become payable to such surviving spouse upon such child's reaching majority (or upon the occurrence of such other designated event permitted under regulations issued with respect to Section 401(a)(9) of the Internal Revenue Code). The death benefit payable to the surviving spouse under
Section 2.4(A)(3) (and in the event that the death benefit payable under Section 2.3(G) or 2.4(B) hereof on behalf of a Participant whose death occurs prior to his Normal Retirement Date is payable to the Participant's surviving spouse, the retirement income payable to such surviving spouse under Section 2.3(G) or 2.4(B) hereof) shall be deferred and be payable on an actuarially equivalent basis to such surviving spouse commencing on the Participant's Normal Retirement Date, if such surviving spouse is then living, unless (i) the surviving spouse consents or elects in writing to receive such benefit commencing as of a date that is prior to the Participant's Normal Retirement Date and is on or after the date of the Participant's death or (ii) a lump-sum payment is payable to his surviving spouse under the provisions of Section 3.2 hereof.

          (5) If the service of a Participant is terminated by reason of his death on or after his Required Beginning Date, no benefit will be payable to his Beneficiary under the provisions of this Section 2.4(B). Additional retirement income payments may be payable, however, after the Participant's death to his joint pensioner or other Beneficiary, depending upon the form of payment of the retirement income that the Participant was receiving immediately prior to his death and taking into account the increase, if any, that would have applied under the provisions of Section 2.1(D) hereof to the amount of retirement income payable to the Participant commencing as of the first day of the month coincident with or next following the date of the Participant's death if the Participant had retired immediately prior to his death and had survived to such day."

     3.    Section 4.1(D) of the Plan shall be amended to read as follows:

     "(D) Qualified Preretirement Survivor Annuity: If a deceased Participant, whose death occurs on or after his Initial Vesting Date and prior to his Annuity Starting Date had been married to his spouse throughout the one-year period immediately preceding his death and he had designated a person other than his spouse as his Beneficiary to receive the benefits described in Section 2.3(G) or 2.4(B) hereof, whichever is applicable, and such spouse has not validly consented to such other person being designated as the Beneficiary, the Participant shall be deemed to have:

          (1)  revoked his prior designation of Beneficiary;

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          (2) designated such spouse as his Beneficiary to receive a portion of the death benefit payable on his behalf under Section 2.3(G) or 2.4(B), whichever is applicable;

          (3) specified that the portion of the benefit provided under Section 2.3(G) or 2.4(B) that is payable to his surviving spouse will be payable as an actuarially equivalent monthly income payable on the first day of each month with the first payment being due (only if said spouse is then living) on the Participant's Normal Retirement Date or the first day of the month coincident with or next following the date of the Participant's death, whichever is later, and with the last payment being the payment due immediately preceding such spouse's death;

          (4) specified that the portion of the benefit provided under Section 2.3(G) or 2.4(B) that is payable to the surviving spouse shall have an actuarially equivalent single-sum value, determined as of the date of his death, equal to the single-sum value, determined as of the date of his death, of the monthly retirement income that would be payable to his surviving spouse, commencing on the Participant's Earliest Annuity Commencement Date, under the Qualified Joint and 50% Survivor Annuity Option if:

               (a) the Participant's service had been terminated on the date of his death for a reason other than disability retirement or death;

               (b) the Participant had died immediately after such commencement of payments (one-half of the initial payment which would have been due the Participant on his Earliest Annuity Commencement Date shall be included in the determination of such single-sum value); and

          (5) designated such other person (or persons) that was named as his Beneficiary under such revoked designation as the Beneficiary to receive the remaining portion of such benefit payable on his behalf under and in accordance with the provisions of Section 2.3(G) or 2.4(B) hereof.

     In lieu of the payment of such benefit to the surviving spouse of a Participant in the form of the monthly income described in Section 4.1(D)(3) above commencing at the Participant's Normal Retirement Date, such benefit may be paid on an actuarially equivalent basis to the Participant's spouse in such other manner and form permitted under Section 2.4(B) hereof and commencing on such other date permitted under Section 2.4(B) hereof as the surviving spouse may elect in writing filed with the Committee. For the purposes of Sections 4.1(D)(3) and 4.1(D)(4) above, the Earliest Annuity Commencement Date of a deceased disabled Participant on whose behalf a death benefit is payable under
Section 2.3(G) hereof and the monthly retirement income that would be payable to his surviving spouse, commencing on his Earliest Annuity Commencement Date, under the Qualified Joint and 50% Survivor Annuity Option, shall be determined as though such Participant had recovered from his total and permanent disability and had reentered the service of the Employer immediately prior to his death.

     Except to the extent that it is otherwise permissible under the provisions of Section 417 (or any other applicable section) of the Internal Revenue Code or regulations or rulings issued pursuant thereto for such a spouse to elect to waive his right to the qualified preretirement survivor annuity, the consent of the Participant's spouse to another person being designated as the Beneficiary of the Participant shall be valid for the purposes of this Section 4.1(D) only if such consent satisfies the requirements of Section 4.1(E) hereof and the Participant was given a written explanation of the Qualified Preretirement Survivor Annuity (containing the information described in the paragraph below) prior to obtaining such consent; provided, further, in the event that the Participant's death occurs on or after the beginning of the Plan Year in which he attained the age of 35 years, such consent in order to be valid must have been given on or after the beginning of the Plan Year in which the Participant attained the age of 35 years.

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     The Committee shall provide each Employee, who is a Participant in the
Plan, within the one-year period immediately following (a) the beginning of the Plan Year in which he will attain the age of 32 years or (b) the date on which he becomes a Participant in the Plan, whichever is later, or as soon thereafter as is administratively practicable, with written notification of (i) the terms and conditions upon which the Qualified Preretirement Survivor Annuity described above will be payable to his surviving spouse, (ii) the Participant's right to designate at any time prior to his death a person other than his spouse as his Beneficiary and the effect that such a designation will have on the Qualified Preretirement Survivor Annuity, (iii) the rights of the Participant's spouse in the event that the spouse does not consent to such designation and (iv) the right of the Participant to change his Beneficiary designation in accordance with the provisions of Section 5.2 hereof at any time prior to his death and the effect that such a change will have upon the Qualified Preretirement Survivor Annuity.

     If the Beneficiary of a Participant is his spouse but the Participant elects, pursuant to the provisions of Section 2.4(B) hereof, an actuarially equivalent form of payment of the benefit provided under such applicable section that does not provide for monthly payments during the lifetime of his spouse in an amount at least as great as the minimum qualified preretirement survivor annuity required under Section 417 of the Internal Revenue Code, the Committee shall inform such Participant that such election will constitute an election not to receive a benefit which has the effect of a qualified preretirement survivor annuity provided under a qualified joint and survivor annuity as described in
Section 417 of the Internal Revenue Code, and the consent of the Participant's spouse shall be required in order for such an election to become effective.

     There shall be no duplication between the benefits provided under Sections 2.3(G) and 2.4(B) and under the Qualified Preretirement Survivor Annuity described in this Section 4.1(D), but the benefits under each shall be inclusive of the benefits under the other."

4.   Section 5.2 of the Plan shall be amended to read as follows:

     "5.2  -  BENEFICIARIES

     Subject to the provisions of the following paragraphs of this section, each Participant may, on a form provided for that purpose, signed and filed with the Committee, designate a Beneficiary to receive the benefit, if any, which may be payable to his Beneficiary under the Plan in the event of his death, and each designation may be revoked by such Participant by signing and filing with the Committee a new designation of Beneficiary form; provided, however, that only the spouse of the Participant may be the Beneficiary to receive the Qualified Preretirement Survivor Annuity provided in Section 2.4(A)(3) hereof..

     If a deceased Participant, who has been married to his spouse throughout the one-year period immediately preceding his death, has designated a person other than his spouse as his Beneficiary and such spouse has not validly consented in accordance with the provisions of Sections 4.1(D) and 4.1(E) hereof to such other person being designated as the Beneficiary, the provisions of
Section 4.1(D) hereof, relating to the Qualified Preretirement Survivor Annuity payable to his surviving spouse, will apply in the event of his death on or after his Initial Vesting Date, and the Participant will automatically be deemed to have changed his designation of Beneficiary to the extent necessary to comply with the provisions of Section 4.1(D).

     If a deceased Participant who had a spouse at the date of his death failed to designate a Beneficiary in accordance with the provisions of this section, he shall be deemed to have designated his spouse as his Beneficiary. If a deceased Participant who had no spouse at the date of his death failed to designate a Beneficiary in accordance with the provisions of this section or if a deceased Participant (whether or not he has a surviving spouse at the date of his death) had previously designated a Beneficiary but no designated Beneficiary is surviving at the date of his death, the death benefit, if any, that may be payable under the Plan with respect to such deceased Participant may be paid, in the

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discretion of the Committee but subject to the provisions of Sections 4.1(D) and
4.1(E) hereof if the spouse of such deceased Participant is surviving, either to:

     (a) any one or more of the persons comprising the group consisting of the Participant's spouse, the Participant's descendants, the Participant's parents or the Participant's heirs-at-law, and the Committee may direct the payment of the entire benefit to any member of such group or the apportionment of such benefit among any two or more of them in such shares as the Committee, in its sole discretion, shall determine; or

     (b)  the estate of such deceased Participant;

or in the event the Committee does not so direct any of such payments, the Committee may elect to have a court of applicable jurisdiction determine to whom a payment or payments shall be paid. Any payment made to any person pursuant to the provisions of this Section 5.2 shall operate as a complete discharge of all obligations under the Plan with respect to such deceased Participant and shall not be subject to review by anyone but shall be final, binding and conclusive on all persons ever interested hereunder."

     IN WITNESS WHEREOF, TEXAS SECURITY BANCSHARES, INC. has caused this instrument to be executed by its duly authorized officers on this 19th day of December, 1994.

(CORPORATE SEAL)

ATTEST:                               TEXAS SECURITY BANCSHARES, INC.



/s/ Karen Larsen Sweeney              By /s/ J. Andy Thompson
- -------------------------------          ---------------------------------
        Secretary                     Title: Chairman/CEO
                                             -----------------------------

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